CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event report:)

Wednesday June 10,  2020


Access-Power & Co., Inc.
(Exact name of registrant as specified in its charter)

State of Jurisdiction of incorporation: FLORIDA
Commission File No: 333-65069
IRS Employer Identification No: 59-3420985

PO BOX 598
Grand Haven MI, 49417
(Address of Principal Executive Officer)

Registrant telephone number, including area code:
616-312-5390

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

[] Written communications pursuant to Rule 425 under securities Act (17 CFR230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year.

On June 8th, 2020 at 12:00pm EST, the Board of Directors of ACCR filed with the Secretary of State an amendment to our Articles of Incorporation.
Florida Statute 607.0901 is the only reference to a reverse split.   The Issuer
did not require shareholder approval per FS 607.0302(11), FS 607.0704, and FS 607.0901. The Corporation is effecting a 1-for-10 reverse split of its shares payable upon FINRA processing.

The Corporation only has common stock. The share structure of the Corporation prior to the reverse split will be:

Authorized shares 		300,000,000
Outstanding shares 		300,000,000
Patrick owned restricted	186,984,379
DTC FLOAT		 98,374,146

The share structure after the reverse split will be:

Authorized shares		300,000,000
Outstanding Shares		 30,000,000
Patrick owned restricted	 18,698,438
DTC FLOAT		   9,837,415

The Corporation is effecting a 1-for-10 reverse split with the intention to raise shareholder value. The Corporation has not issued any stock, other than to our Director, to anyone else in over 20 years. The amount of stock avalible to the ACCR Treasury will be 270,000,000 common shares.

Our Transfer Agent will remain the same.
Cusip indicates our common stock will require a new CUSIP during the 10 day inspection ex-Dividend date. This Corporation has NO INTENTION to issue shares to anyone else except for the future owners of ACCR.

The amendment was/were adopted by the Incorporators, or Board of Directors without shareholder action and shareholder action was not required.

Our stock symbol will forever remain ACCR.

Item 8.01 Other Events
(unaudited)

CASH on HAND: 	                                     $8,479.29
LONG TERM DEBT:	         	               $0
CASH PER FLOAT SHARE: 	     	  $.00008619

Projected Cash deposits in June 2020: 	     $3,000.00
Projected CASH on HAND 6/30/2020:          $65,000.00
Projected CASH PER FLOAT SHARE:       $.00660742

ACCR has 4 goals now:

* MERGER
* Find a Market Maker via FINRA to file a Form 211 with FINRA.
* Continue to accrue cash per share.
* SSA finalization $50,000.00 cash donation to the Company.

We have a special surprise for our Shareholders coming up. The decision has not yet been made on how the surprise will be paid.
We filed an 8k in January 2020 stating our projection to close on SSA would take 6-9 more months. We believe future merger prospects will love this structure. Our time is finally here. We also expect to be upgraded in tier at OTC Markets to the PINK
CURRENT INFO. We believe by paying a 1-for-10 reverse split that our existing naked hard press short will be reduced by 10%.

The Corporation has good relations with the SEC, FINRA, and OTC Markets.

Our comeback song forever will be:

https://www.youtube.com/watch?v=xbhCPt6PZIU

Patrick J Jensen
Director of ACCR
Access-Power & Co., Inc.
June 10, 2020

The following should be considered in connection with an evaluation of our business and recent market activities as described above:
There are various risk factors that should be carefully considered in evaluating our business; because such factors may have a significant impact on our business, our operating results, our liquidity and financial condition. As a result of these various risk factors, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, result of operations, liquidity and financial condition. If any such risks occur, our business, its operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, if a stable trading market for our securities is established, the trading price of our securities could decline, and you may lose all or part of your investment.

SECURITIES ISSUED BY THE COMPANY INVOLVE
A HIGH DEGREE OF RISK AND, THEREFORE, SHOULD
BE CONSIDERED EXTREMELY SPECULATIVE. THEY
SHOULD NOT BE PURCHASED BY PERSONS
WHO CANNOT AFFORD THE POSSIBILITY OF THE
LOSS OF THE ENTIRE INVESTMENT. PROSPECTIVE
INVESTORS SHOULD READ ALL OF THE COMPANY'S
FILINGS, INCLUDING ALL EXHIBITS, AND
CAREFULLY CONSIDER, AMONG OTHER FACTORS THE
VARIOUS RISK FACTORS THAT MAY
BE PRESENT.

BEWARE OF NAKED SHORTING IN OUR SHARES

You should be aware that there are many substantial risks to an investment in our common stock. Carefully consider these risk factors, along with any available information currently reported by the Company (of which there are note), before you decide to invest in shares of our common stock.
If these risk factors were to occur, our business, financial condition, results of operations or future prospects could be materially adversely affected. If that happens, the market price for our common stock, if any, could decline, and prospective investors would likely lose all or even part of their investment. Cautionary Language Concerning Forward-Looking Statements
Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company r its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors.